UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 810-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	On December 18, 2018, FactSet Research Systems Inc. (“FactSet” or the “Company”) held its 2018 Annual Meeting of Stockholders (the “Meeting”).
(b)

The three proposals described below were submitted to the stockholders at the Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are also set forth below.

Proposal 1: To elect three members to FactSet’s Board of Directors.

				Broker
Nominee	For	Against	Abstained	Non-Votes
Scott A. Billeadeau	30,467,272	1,028,158	17,614	3,269,962
Philip A. Hadley	30,270,781	1,227,495	14,768	3,269,962
Joseph R. Zimmel	31,205,558	288,768	18,718	3,269,962

The three nominees were elected to FactSet’s Board of Directors. Scott A. Billeadeau, Philip A. Hadley and Joseph R. Zimmel will serve as directors until the Company’s 2021 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The other directors whose terms of office continued after the Meeting are: Robin A. Abrams, Malcolm Frank, Sheila B. Jordan, James J. McGonigle, Laurie Siegel, and F. Philip Snow.

Proposal 2: To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2019.

For	34,714,769
Against	53,738
Abstained	14,499
Broker Non-Votes	0

The appointment of Ernst & Young LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2018 compensation awarded to the Company’s named executive officers.

For	30,434,200
Against	1,026,879
Abstained	51,965
Broker Non-Votes	3,269,962

The fiscal 2018 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 20, 2018	/s/ HELEN L. SHAN
Helen L. Shan
Executive Vice President and Chief Financial Officer (Principal Financial Officer)